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                                                                    EXHIBIT 23.2

                                EXPERT CONSENT

The Board of Directors
Anadarko Petroleum Corporation:

We consent to the inclusion in the Anadarko Petroleum Corporation annual report on Form 10-K for the year ended December 31, 2002 and the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated February 20, 2003, relating to the proved reserves status of the Marco Polo Discovery.

(a)   Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(d) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(e) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915, No. 333-88147 and No. 333-103102).

(f) Form S-8, Anadarko Petroleum Corporation 1998 Director Stock Incentive Plan (No. 333-78301).

(g) Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $650 million of Zero Yield Puttable Contingent Debt Securities (No. 333-60496).

(i) Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock, Depository Shares, Common Stock, Warrants, Purchase Contracts and Purchase Units (No. 333-86356).




/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
Houston, Texas
March 12, 2003